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                                                                    Exhibit 6(b)

                                     BY LAWS

                                       OF

                          NUTMEG LIFE INSURANCE COMPANY

                            (as amended May 11, 2000)

                                    ARTICLE I

                                     OFFICES

     The principal office of the Company in the State of Iowa shall be located in the City of Bettendorf, County of Scott. The Company may have such other offices, whether within or without the State of Iowa, as the Board of Directors may designate or as the business of the Company may require from time to time. The registered office of the company may, but need not, be the same as its principal office.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on such day and at such hour as the Board of Directors may decide.

     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the Company entitled to vote at any such meeting.

     Section 3. Place of Shareholders' Meeting. All meetings of the shareholders shall be held at such place, either within or without the State of Iowa, as may be designated for that purpose from time to time by the Board of Directors. If no such designation is made, the place of the meeting shall be the Company principal office.

     Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to shareholders entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting, by the secretary or the assistant secretary, but such notice may be waived in writing by any shareholder. Notice shall be deemed given when deposited in the United States mail, addressed to a shareholder at the shareholder's address as it appears on the stock transfer books of the Company.

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     Section 5.  Voting Rights. Only persons in whose names shares entitled to vote are registered on the stock records of the Company on the day of any meeting of shareholders, unless some other day be fixed by the Board of Directors for the determination of shareholders of record, shall be entitled to vote at such meeting.

     Section 6. Quorum. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of business. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number, or voting by classes, is required by the Iowa Business Corporation Act, the Articles of Incorporation, or by these Bylaws. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 7. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, as amended from time to time.

     Section 8. Action by Shareholders Without a Meeting. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding shares having not less than ninety percent (90%) of the votes entitled to be cast with respect to the subject matter thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. General Powers. Subject to the provisions of Iowa law, the Articles of Incorporation and the Bylaws as to action to be taken or approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, the Board of Directors.

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     Section 2.  Number, Tenure and Qualifications. The Board of Directors of
the Company shall consist of at least 5 but not more than 10 members, the number shall be determined by the shareholder by its election of directors at the annual meeting. Each director shall hold office until the next annual meeting and until a successor shall have been elected and qualified. Directors need not be shareholders of the Company. A majority of the directors shall be bona fide residents of the State of Iowa unless specifically waived by written permission of the Iowa Commissioner of Insurance.

     Section 3. Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, any Executive Vice President who is a director or any Senior Vice President who is a director. The person or persons calling a special meeting of the Board of Directors may fix any place either within or without the State of Iowa, as the place for the holding thereof.

     Section 5. Notice. Written notice of the date, time, place and purpose of any special meeting of the Board of Directors shall be given at least two days prior thereto to each director at the director's business or home address. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice, or waiver of notice, of such meeting.

     Section 6. Quorum. A majority of the number of the duly elected and qualified directors shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 7. Manner of Action. The act of the majority of the directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board. A director shall be considered present at a meeting of the Board, or of a committee designated by the Board, if such director is present in person or participates in such meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board. A director so elected shall hold office until the expiration of

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the term for which elected and until a successor has been elected and qualifies.
The shareholders may at any time elect a director to fill any vacancy not filled by the Board of Directors, and may elect the additional directors at or subsequent to any meeting at which an amendment of these Bylaws is voted authorizing an increase in the number of directors.

     Section 9. Removal of Directors. The shareholders may at any time remove from office one or more directors with or without cause as provided by the appropriate provisions of Iowa law.

     Section 10. Compensation. Directors, and members of committees of the Board of Directors, may receive such compensation and fees, if any, for their services, and such reimbursement for expenses, as may be determined by resolution of the Board of Directors.

     Section 11. Action by Directors Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee, as the case may be, who are entitled to vote with respect to the subject matter thereof.

     Section 12. Conference Telephone Meetings. The Board of Directors may meet via conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     Section 13. Committees. The Board of Directors may, from time to time, by Resolution adopted by a majority of the full Board of Directors, appoint from its members an executive committee and such other committees as it deems necessary, and to the extent permitted by Iowa law and these Bylaws, the Board may designate the duties, powers and authority of any such committee. Members of any such committee shall serve thereon at the pleasure of the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Designated Officers. The officers of the Company shall be a President, a Secretary and a Treasurer, each of whom shall be elected by, and hold office at the pleasure of the Board of Directors. The Company may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers

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as may be elected or appointed by the Board. Any two or more offices, except those of President and Secretary, may be held by the same person.

     Section 2. Removal and Resignation. Any officer may be removed by the Board of Directors, either with or without cause, by a majority vote of the directors at the time in office, or, except in the case of an officer elected or appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, such resignation to take effect on the date of receipt thereof or at any later date specified therein.

     Section 3. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board.

     Section 4. President. The President, unless the Board of Directors shall otherwise order pursuant to Section 11 below, shall be the chief executive officer of the Company and, subject to the control of the Board of Directors, shall in general supervise and control all the business and affairs of the Company. In the absence of the Chairman of the Board, or if there is none, the President shall, when present, preside at all meetings of the shareholders and at all meetings of the Board of Directors. In general, the President shall perform all duties normally incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time, or if the President is not the chief executive officer, such duties as may be prescribed by the Board of Directors from time to time.

     Section 5. Executive Vice Presidents. The Executive Vice Presidents, if any, shall exercise such corporate level authority over the activities of the Company as prescribed by, and under the general direction and control of, the President. In the absence or disability of the President, they shall, in the order designated by the President or the Board of Directors, perform the duties and exercise the powers of the President. They shall otherwise have the general powers and duties normally incident to that office.

     Section 6. Senior Vice Presidents. The Senior Vice Presidents, if any, shall exercise authority over their assigned areas of responsibility as prescribed by, and under the general direction and control of, the President. In the absence or disability of the President and the Executive Vice Presidents, if any, they shall, in the order designated by the President or the Board of Directors, perform the duties and exercise the powers of the President. They shall otherwise have the general powers and duties normally incident to that office.

     Section 7. Vice Presidents. The Vice Presidents, if any, shall exercise authority over their assigned areas of responsibility as prescribed by, and under the general direction and control of, the President. In the absence or disability of the

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President, the Executive Vice Presidents, if any, and the Senior Vice
Presidents, if any, they shall, in the order designated by the President or the Board of Directors, perform the duties and exercise the powers of the President. They shall otherwise have the general powers and duties normally incident to that office.

     Section 8. Secretary. The Secretary shall: (a) keep, or cause to be kept, the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company, if any, and see that the seal of the Company, if the Company has a seal, is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized, and otherwise authenticate records of the Company; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the President, an Executive Vice President, a Senior Vice President or a Vice President, certificates for shares of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Company; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

     Section 9. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Company; receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company on corporate accounts held in banks, trust companies or other depositories; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors.

     Section 10. Assistants. Any Assistant Secretary or Assistant Treasurer, respectively, may exercise any of the powers of the Secretary or the Treasurer, respectively, as provided herein or as directed by the President or the Board of Directors, and shall perform such other duties as from time to time may be assigned by the President or the Board.

     Section 11. Other Officers. The other officers shall perform such duties as may be assigned to them by the President or the Board of Directors. The Board of Directors may designate the Chairman of the Board as the chief executive officer of the Company. In such event that person shall assume all authority, power, duties and responsibilities otherwise appointed to the President pursuant to Section 4 above, and all references to the President in these Bylaws shall be regarded as references to the Chairman of the Board, as such chief executive officer, except where a contrary meaning is clearly required, and provided that in no case shall that person be empowered in place of the President to sign the certificates for shares of stock of the Company.

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                                    ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares and Transfer Thereof. Certificates representing shares of the Company shall be in such form as may be determined by the Board of Directors, and shall state the name of the record holder of the shares represented thereby, the number and class of shares and the designation of the series, if any, the certificate represents, the date of issuance, a part value of at least One Dollar ($1.00), and such other information as may be required by the laws of Iowa. Such certificates shall be signed by the President, an Executive Vice President, a Senior Vice President or a Vice President, and the Secretary or an Assistant Secretary of the Company, and if the Company has a corporate seal, sealed with the corporate seal or facsimile thereof. The signatures of the President, Executive Vice President, Senior Vice President or Vice President and the Secretary or Assistant Secretary upon the certificate may be facsimiles. All certificates surrendered to the Company for transfer shall be canceled, and no new certificate shall be issued until the former certificate(s) for a like number of shares shall have been surrendered, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and the furnishing of such indemnity to the Company as the Board of Directors may prescribe.

                                   ARTICLE VI

                                   FISCAL YEAR

     The fiscal year of the Company shall be the calendar year unless otherwise specified by the Board of Directors.

                                   ARTICLE VII

                                 CORPORATE SEAL

     The Board of Directors may prescribe that the Company have a corporate seal which, if provided for, shall be circular in form and shall have inscribed thereon the name of the Company and the date of its incorporation and the word "Iowa."

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                                  ARTICLE VIII

                                 INDEMNIFICATION

     Section 1. Indemnity. The Company shall, to the maximum extent permitted by the laws of Iowa, indemnify any person who is or was a director, officer, employee or agent of the Company from and against any and all expenses, judgments, fines, settlements, attorneys fees and other costs and amounts actually and reasonably incurred in connection with any proceeding, as defined in the Iowa Business Corporation Act, as now or hereafter amended, arising out or relating to such person acting in the capacity aforesaid for the Company.

     Section 2. Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any person referred to in Section 1 hereof against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article, the Iowa Business Corporation Act or otherwise. The Company may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the maximum extent permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification.

                                   ARTICLE IX

                                WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the Company under the provisions of the Articles of Incorporation, these Bylaws or the Iowa Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE X

                                   AMENDMENTS

     These Bylaws may be amended or repealed, and new Bylaws may be adopted, at any annual or special meeting of the shareholders of the Company called for that purpose, by a majority vote of the shareholders entitled to vote hereon, or by a majority vote of the entire Board of Directors, if in accordance with the Iowa Business Corporation Act, as now or hereafter amended.

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                                   ARTICLE XI

                                EMERGENCY BYLAWS

     Section 1. Operation of Emergency Bylaws. These Emergency Bylaws shall be operative only during the existence of an emergency as defined in the Iowa Business Corporation Act. To the extent not inconsistent with these Emergency Bylaws, the Bylaws of the Company shall remain in effect during any such emergency, and upon its termination these Emergency Bylaws shall cease to be operative.

     Section 2. Meetings. During such period of emergency, a meeting of the Board of Directors may be called by any director. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting. The requirements of these Bylaws as to the place of directors' meetings shall be waived.

     Section 3. Quorum. At any meeting of the Board of Directors during such period of emergency a quorum shall consist of the director or directors in attendance at the meeting.

     Section 4. Power of Directors During Emergency. During the emergency, the director or directors shall have the power to take any actions as may in their judgment be necessary to carry on the function or functions of the Board of Directors during the period of said emergency. Such action may include the appointment of new directors to act in place and stead of those killed, disabled or unable to function.

     Section 5. Power of Emergency Officers. During such period of emergency the duties and functions of any officer of the Company who has been killed, disabled or is unable for any reason to perform the duties of such office, shall be assumed by the officer next in rank in accordance with the following table of succession:

     President

     Executive Vice President   (in order of seniority as an Executive Vice
                                President, or if equal in order of seniority, by length of service as an employee of Hartford
                                Life, Inc. or its subsidiaries or affiliates)

     Senior Vice President      (in order of seniority as a Senior Vice
                                President, or if equal in order of seniority, by length of service as an employee of Hartford
                                Life, Inc. or its subsidiaries or affiliates)

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     Vice President             (in order of seniority as a Vice President, or
                                if equal in order of seniority, by length of service as an employee of Hartford Life, Inc. or its subsidiaries or affiliates)

     Secretary

     Treasurer

until such time as new officers may be elected, or the accession of officers ratified, at the next meeting of the Board of Directors. As to third persons, however, the performance of the duties of an office by one acting pursuant to this Article XI shall be conclusive evidence of the actor's authority to so act.

     Section 6. Officer and Director Liability. No director, officer or employee acting in good faith in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

     Section 7. Ratification. Actions taken pursuant to this Article XI may be ratified at the next annual meeting of shareholders or at a special meeting thereof called for that purpose by notice as hereinabove provided. Failure, however, to so ratify shall not render any action duly taken pursuant to this
Article XI illegal or invalid as against third parties who have acquired rights or incurred liabilities in reliance thereon.

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